
A350 AIRBUS

CIRCOR | Energy | Advanced Flow Solutions

Third Quarter 2017 Investor Review

Presented October 27, 2017

Safe Harbor

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, the realization of cost reduction due to restructuring activity and achievement of management's guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORM 10-Q WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

See page 10 for information on the use of non-GAAP financial measures.

Q3 2017 Results

($ millions, except EPS)



Net Revenue
$135
$160
Up 18%
Q3 2016
Q3 2017
EPS
GAAP
$0.27
$0.22
Q3 2016
Q3 2017
Adjusted*
$0.46
$0.43
Q3 2016
Q3 2017
YTD Free Cash Flow*
$29
$(5)
Q3 2016
Q3 2017

Organic	2%
Acquisition	14%
FX	2%
Total	18%

EPS: Diluted Earnings Per Share

** Reflects a non-GAAP measure, see CIRCOR's Q3 2017 earnings press release for definitions and a reconciliation to GAAP*

Energy Segment Highlights

($ millions)

	Q3 2017	YOY Change
Net Revenues	92.6	34%
Segment Operating Income	7.4	10%
Segment Operating Margin	8.0%	-180 bps

- **Q3 2017 revenues**
  - North American Distributed Valves up 90%
  - Large international projects volume down approximately 40%
  - CFS acquisition contributes $19 million
- **Q3 2017 segment operating margin**
  - Impact of decline in large international project business
  - Increased costs to ramp up North American Distributed Valves business
  - Continued investment in Mexican manufacturing operations

Advanced Flow Solutions Segment Highlights

($ millions)

	Q3 2017	YOY Change
Net Revenues	67.1	2%
Segment Operating Income	9.5	19%
Segment Operating Margin	14.2%	210 bps

- **Q3 2017 revenues**
  - Growth in Aerospace and Power and Process product lines
  - Lower shipments in Industrial Solutions
- **Q3 2017 segment operating margin**
  - Benefit from restructuring and productivity actions
  - Favorable mix in Aerospace on higher sales
  - Price increase in Aerospace

Q3 P&L Highlights

(in millions, except per share data)

	Q3 2017			Q3 2016		
	Reported GAAP	Special & Restructuring Charges	Adjusted	Reported GAAP	Special & Restructuring Charges	Adjusted
Net Revenue	159.7	-	159.7	134.8	-	134.8
Operating Income	6.9	5.0	11.9	3.5	4.7	8.2
Net Interest (Expense)	(2.4)	-	(2.4)	(0.6)	-	(0.6)
Other (Expense)	(0.8)	-	(0.8)	(0.2)	-	(0.2)
Pre-Tax Income	3.6	5.0	8.6	2.7	4.7	7.5
Benefit from (provision for) income taxes	0.0	(1.5)	(1.5)	1.7	(1.5)	0.2
Net Income	3.6	3.5	7.1	4.4	3.2	7.6
Tax Rate	-0.6%		17.1%	-61.0%		-2.1%
Diluted EPS	0.22	0.21	0.43	0.27	0.19	0.46
Weighted Avg. Diluted Shares	16.7		16.7	16.6		16.6

Cash Flow and Debt Highlights

($ millions)

	Q3 2017 YTD	FY 2016
Cash Flow from Operations	2	59
Capital Expenditures, net	(8)	(13)
Free Cash Flow	(5)	46

	1-Oct-17	31-Dec-16
Total Debt	269	251
Cash and Cash Equivalents	76	58
Net Debt	193	193
Net Debt to Equity	43%	48%

Q4 2017 Guidance as of October 27, 2017

($ millions, except per share data)

	Q4 2017 Low	Q4 2017 High
Net Revenue	$ 155	$ 175
Expected Adjusted Earnings Per Share	$ 0.35	$ 0.55
Expected Special / Restructuring Charges per share:		
- Restructuring Charges	$ (0.04)	$ (0.03)
- Special Charges - M&A amortization related	$ (0.11)	$ (0.11)

Guidance does not reflect any amounts related to the pending Fluid Handling transaction
Earnings per share based on expected diluted common share count
Assumes current exchange rates and adjusted tax rate of 28% to 30%

Restructuring Actions Summary

($ millions)

	Annualized Savings	2017 Savings	Status
Actions Announced in 2017	4	2	Ongoing
Actions Announced in 2016	12	8	Complete
Actions Announced in 2015	21	-	Complete
A&D California Machining Center	3	2	Complete
Brazil (Operating loss)	4	-	Complete
Chemille Consolidation / Sale	3	1	Complete
China Operations	2	1	Ongoing
Total	49	14	

Note: Restructuring actions include both structural and volume-related reductions in force

Use of Non-GAAP Financial Measures

Within this presentation the Company uses non-GAAP financial measures, including adjusted net income, adjusted earnings per diluted share, adjusted operating income, net debt and free cash flow. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they better reflect our ongoing business and allow for meaningful period-to-period comparisons. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company's current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company's current financial results with the Company's past financial results in a consistent manner. For example:

- *We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.*
- *We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.*
- *We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.*
- *We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.*

CIRCOR's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company's operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's third-quarter 2017 news release available on its website at www.CIRCOR.com.

Figures labeled "Adjusted" exclude certain charges and recoveries. A description of these charges and recoveries and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's third-quarter 2017 news release available on its website at www.CIRCOR.com.